EXHIBIT 99.1

NEWS

Charter Seeks to Extend $3 billion
Senior Secured Credit Facilities

ST. LOUIS, March 8, 2010 – Charter Communications, Inc. (the “Company”) today announced that its subsidiary, Charter Communications Operating, LLC, is seeking the consent of lenders to amend its existing $8.177 billion senior secured credit facilities to, among other things, extend maturities of a portion of the facilities and amend certain other terms and conditions. The proposed transactions would extend approximately $2 billion of existing term loan maturities to September 2016, a two-and a half year maturity extension.

The Company is also seeking to extend approximately $1 billion of its existing Revolving Credit Facility and provide for additional lending commitments in a New Revolving Credit Facility that will mature in March 2015, a 2 year maturity extension. The extended facilities will be subject to modified interest rates on the loans. Pursuant to the terms of the Credit Agreement, each revolver and term lender must determine whether or not to vote for amendments to execute the transactions and also extend the maturity of its individual loans. The Company expects to complete the amendment and restatement in the middle of March 2010, subject to meeting customary conditions.

Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., GE Capital Markets, Inc., J.P. Morgan Securities Inc., and UBS Securities LLC. are serving as Joint Lead Arrangers and Joint Bookrunners on the transaction.

About Charter

Charter Communications, Inc. (CCMM - OTC Bulletin Board) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TVTM video entertainment programming, Charter InternetTM access, and Charter PhoneTM. Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.
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Contact:

Media:                                                                Analysts:
Anita Lamont                                                   Mary Jo Moehle
314-543-2215                                                     314-543-2397

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC").  Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services to residential and commercial customers, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition and the difficult economic conditions in the United States;

•
the impact of competition from other distributors, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers and competition from video provided over the Internet;

•	general business conditions, economic uncertainty or downturn and the significant downturn in the housing sector and overall economy;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	our ability to adequately deliver customer service;

•	the effects of governmental regulation on our business;

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the availability and access, in general, of funds to meet our debt obligations, prior to or when they become due, and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) cash flows from operating activities, (iii) access to the capital or credit markets including through new issuances, exchange offers or otherwise, especially given recent volatility and disruption in the capital and credit markets, or (iv) other sources and our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt; and

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.